UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

CLIMB GLOBAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Industrial Way West, Suite 300, Eatontown, New Jersey	07724
(Address of principal executive offices)	(Zip Code)

732-389-0932
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	CLMB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01             Entry into a Material Definitive Agreement.

On July 31, 2024, Climb Global Solutions DSS, LLC (the “Buyer”), a Delaware limited liability company and a wholly-owned subsidiary of Climb Global Solutions, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement by and among The Douglas Stewart Company, Inc., a Wisconsin corporation (the “Seller”), Robert Bernier (“Bernier”), Chuck Hulan (together with Bernier, the “Shareholders”) and the Buyer (the “Purchase Agreement”).

Upon the terms and subject to the conditions set forth in the Purchase Agreement, the Buyer, among other things, purchased one hundred percent of the issued and outstanding membership interests of Douglas Stewart Software & Services, LLC, a Florida limited liability company from the Seller for an aggregate purchase price of approximately $20.3 million (subject to certain adjustments) plus a potential post-closing earnout payment (the “Acquisition”).

The Purchase Agreement contains customary representations, warranties, covenants and indemnities. The representations and warranties set forth in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement, and (i) should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Purchase Agreement by disclosures that were made to the other parties in accordance with the Purchase Agreement, (iii) may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws and (iv) were made only as of the dates specified in the Purchase Agreement.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.02             Results of Operations and Financial Condition.

On August 6, 2024, the Company issued a press release announcing its financial results for the quarter ended June 30, 2024. A copy of this press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference (the “Press Release”).

The information in this Item 2.02 of the Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01             Regulation FD Disclosure.

The Press Release also announced the Acquisition. A copy of the Press Release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information contained in this Item 7.01 in this Current Report on Form 8-K, including the accompanying Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1*+	Membership Purchase Agreement, dated July 31, 2024, by and among Climb Global Solutions DSS, LLC, The Douglas Stewart Company, Inc., Robert Bernier and Chuck Hulan.
99.1**	Press Release dated August 6, 2024.
104	Cover Page Interactive Data File (formatted as inline XBRL).
*	Certain schedules to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to this exhibit to the Securities and Exchange Commission upon its request.
+	Certain confidential portions of this exhibit (indicated by brackets and asterisks) have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally an unredacted copy of this exhibit to the Securities and Exchange Commission upon its request.
**	Furnished herewithin.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLIMB GLOBAL SOLUTIONS, INC.

Date: August 6, 2024	By:	/s/ Andrew Clark
	Name:	Andrew Clark
	Title:	Vice President and Chief Financial Officer

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